PURCHASE AGREEMENT
                             Arby's
                       Marshall, Michigan

THIS AGREEMENT, entered into effective as of the Effective Date set forth on the Purchase Agreement Data Sheet attached hereto and incorporated herein by reference. Capitalized terms not otherwise defined herein are defined in the Purchase Agreement Data Sheet attached hereto and incorporated herein by reference.

l.PARTIES.  Seller owns the Undivided Percentage Interest in  the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property"). Seller wishes to sell and Buyer wishes to buy a portion as tenant in common of Seller's interest in the Entire Property.

2.PROPERTY.   The  Property  to be purchased  by  Buyer  in  this
  transaction  consists  of  an  Undivided  Percentage   Interest
  (hereinafter, simply the "Property") as tenant in common in the Entire Property.

3.PURCHASE   PRICE.   The  Purchase  Price  for  this  percentage
  interest  in  the  Entire  Property is  as  set  forth  on  the
  Purchase  Agreement  Data  Sheet,  to  be  paid  all  cash   is
  $652,000.

4.EARNEST MONEY.  Within five (5) business days from the
  execution of this agreement Buyer will deposit (an amount
  equal to 5% of the Purchase Price) $     N/A      (the Earnest
  Money) into escrow according to the terms hereof.

  The Earnest Money will be credited against the Purchase Price when and if escrow closes and the sale is completed.

  If Buyer cancels this Agreement per Section 7 hereof for any reason prior to the expiration of the Due Diligence Period, then the Earnest Money shall be returned to the Buyer.

  If Buyer does not terminate this Agreement, as set forth and when allowed under this Agreement, except to the extent that Seller fails to perform its obligations as set forth in this Agreement prior to expiration of the Due Diligence Period, the Earnest Money shall be deemed non-refundable.

5.TERMS.   Buyer will deposit the Purchase Price into  escrow  in
  sufficient time to allow escrow to close on the Closing Date.

6.CLOSING  DATE.   Escrow shall close on or  before  the  Closing
  Date.

7.DUE  DILIGENCE.   Buyer will have until the expiration  of  the
  fifteenth business day (the "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

  (a)     One copy of a title insurance commitment for an Owner's
     Title insurance policy (see Paragraph 9 below).

  (b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

  (c) A copy of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property, upon request.

  (d) Lease (as further set forth in Paragraph 11(a)(i) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

  Buyer may cancel this Agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller.

  If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of Section 7 of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

  Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to pay the Purchase Price, Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Purchase Price is paid when required, all of Buyer's conditions and contingencies will be deemed satisfied.

8.TITLE.   Closing  will be conditioned upon the agreement  of  a
  title company selected by Seller to issue a Standard Owners Title Insurance Policy, dated as of the close of escrow, in an amount equal to the Purchase Price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in Paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

  Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made to Seller in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) this Agreement shall be null and void and of no further force and effect. Seller has no obligation to
  spend   any  funds  or  make  any  effort  to  satisfy  Buyer's
  objections, if any.

  Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9.CLOSING  COSTS.   Buyer  shall pay up to  1.5  percent  of  the
  Purchase Price toward closing costs, which shall include escrow fees, all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, the cost of the title commitment, the cost of an update to the Survey in Sellers possession (if an update is required by Buyer), and the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Seller shall pay any Closing Costs in excess of 1.5 percent of the Purchase Price, and any brokerage commissions payable. Each party will pay its own attorney's fees, accounting, financial planning, inspection or other transaction-related costs to document and close this transaction.

10.    REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

  (a)     Because the Entire Property (of which the Property is a
     part) is subject to a net lease (as further set forth in Paragraph 11(a)(i)), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of Closing for the period prior to Closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

  (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of Closing.

11.    SELLER'S REPRESENTATION AND AGREEMENTS.

  (a)    Seller represents and warrants as of this date that:

     (i) Except for the Lease Agreement (as set forth in the Purchase Agreement Data Sheet) Seller is not aware of any leases of the Property.

     (ii) It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as permitted in Paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the Closing Date. Provided, however, to the extent the Lease Agreement of the Entire Property as set forth on the Purchase Agreement Data Sheet contains any right of first refusal in favor of the Lessee as set forth in the Lease Agreement, which right, if any, shall apply to any attempted disposition of the Property by Buyer after this transaction. Buyer's ability to purchase the Property may be subject to receipt by Seller of a waiver of first right of refusal from Lessee. If such waiver is required, this waiver must be signed by the Lessee and received by Seller prior to the close of escrow. If Seller cannot obtain the waiver, this Agreement shall become null and void and neither party shall have any liability to the other.

  (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding upon Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.

12.    DISCLOSURES.

  (a) Seller has not received any notice of any material, physical, or mechanical defects of the Entire Property, including without limitation, the plumbing, heating, air conditioning, ventilating or electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

  (b) Seller has not received any notice that the use and operation of the Entire Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

  (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Entire Property after the Closing in the manner in which the Entire Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

  (d) Seller has not received any notice that the Entire Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Entire Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Entire Property or the migration of hazardous materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any hazardous materials on or in connection with the Entire Property either before or after the Closing Date, except such hazardous materials on or in connection with the Entire Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

  (e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, AS IS, WHERE IS, AND THAT SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

  (f)  BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY
     TO INSPECT THE ENTIRE PROPERTY AND SUCH FINANCIAL INFORMATION ON THE LESSEE AND ANY GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS
     SET  FORTH  HEREIN.   BUYER FURTHER  ACKNOWLEDGES  THAT  THE
     INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, THE ENTIRE PROPERTY AND TO THE LESSEE AND ANY GUARANTORS OF LEASE WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER (A) HAS MADE INDEPENDENT INVESTIGATION OR
     VERIFICATION  OF  SUCH  INFORMATION,  NOR  (B)   MAKES   ANY
     REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH HEREIN. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF
     CONDITION,  HABITABILITY,  TENANTABILITY,  SUITABILITY   FOR
     COMMERCIAL PURPOSES, MERCHANTABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE ENTIRE PROPERTY OR OWNERSHIP OF AN INTEREST IN THE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER.

  (g)   BUYER ACKNOWLEDGES THAT SELLER CANNOT, AND DOES NOT, MAKE
     ANY REPRESENTATION AS TO (A) THE SUCCESS, OR LACK THEREOF, OF THE ENTIRE PROPERTY, THE OWNERSHIP OF THE ENTIRE PROPERTY OR OWNERSHIP OF AN INTEREST IN THE PROPERTY, (B) THE LESSEE AND ANY GUARANTORS OF THE LEASE OR THEIR ABILITY TO FULFILL THEIR LEASE OBLIGATIONS, OR (C) THE APPROPRIATENESS OF PURCHASING THE ENTIRE PROPERTY OR AN INTEREST IN THE PROPERTY FOR THE BUYER'S INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES. BUYER ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY UPON HIS OR HER OWN EXAMINATION OF THE ENTIRE PROPERTY, THE OWNERSHIP OF THE ENTIRE PROPERTY OR PURCHASE OF AN INTEREST IN THE PROPERTY, AND ALL FACTS SURROUNDING THE PURCHASE OF THE ENTIRE PROPERTY OR THE PURCHASE OF AN INTEREST IN THE PROPERTY INCLUDING THE MERITS AND RISKS INVOLVED THEREIN.

  The provisions (d) - (g) above shall survive Closing.

13.    CLOSING.

  (a) Before the Closing Date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in Paragraph 8 above.

  (b) On or before the Closing Date, Buyer will deposit into escrow: the Purchase Price when required under Section 5; any additional funds required of Buyer, (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver the Co-Tenancy Ownership Covenants and Co-Tenancy Administration Agreement, and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

  (c) On the Closing Date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the Purchase Price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14.     DEFAULTS.   If  Buyer defaults, Buyer  will  forfeit  all
  rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

  If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has deposited the Purchase Price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

  (a) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the title company may require and be reasonable in order to consummate the transactions contemplated herein.

  (b) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

  (c)      To   Buyer's  knowledge,  neither  the  execution  and
     delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.    DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

  (a) If, prior to Closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 7 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

  (b) If, prior to Closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

  In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, Buyer agrees to execute such documents reasonably requested by Seller to evidence the termination hereof.

17. BUYER'S 1031 TAX FREE EXCHANGE. While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

  Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to an Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby the Accommodator will be an independent third party purchasing the ownership interest in subject Property from Seller and selling the ownership interest in subject Property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Accommodator, Seller will deed the property to Buyer.

18. CANCELLATION. If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to the escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.    MISCELLANEOUS.

  (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits and Data Sheet attached to this Agreement are incorporated into this Agreement.

  (b) If this escrow has not closed by the Closing Date, through no fault of Seller, Seller may either, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

  (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

  (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth on the Purchase Agreement Data Sheet, or to such other address as such party may hereafter designate by written notice to the other party.

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

This   Agreement  shall  be  governed  by,  and  interpreted   in
accordance with, the laws of the state where the Entire Property is situate.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the Effective Date set forth on the Purchase Agreement Data Sheet attached hereto and incorporated herein by reference.

                                SELLER:
                                AEI Real Estate Fund XV Limited Partnership
                                By:     AEI Fund Management 86-A, Inc.
                                Its:    Corporate General Partner


                                By: /s/ Robert P Johnson
                                        Robert P. Johnson, its President

WITNESS:

/s/ Marni Lattimore
(Witness Signature)

Marni Lattimore
(Print Name)

30 E 7th  St
St. Paul MN  55101
(Print Address)






      (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                                   Buyer:

                                    The  Dick and Alice VanderMeer
                                    Family Trust dated December 17, 1987


                                   By: /s/ Dick VanderMeer
                                           Dick VanderMeer, Trustee


WITNESS:

/s/ James L Fisher
(Witness Signature)

James L Fisher
(Print Name)

701 N Haven Ave
(Print Address)

Ontario, CA  91764



                                   The  Dick and Alice VanderMeer
                                   Family Trust dated December 17, 1987


                                   By: /s/ Alice VanderMeer
                                           Alice VanderMeer, Trustee

WITNESS:

James L Fisher
(Witness Signature)

James L Fisher
(Print Name)

701 N Haven Ave
(Print Address)

Ontario, CA  91764


                  Purchase Agreement Data Sheet

The following terms are to be incorporated by reference into that certain Purchase Agreement between the herein defined Buyer and Seller to which this Data Sheet is attached.

Effective Date of Purchase Agreement:      August 19, 2005

Property Name & Street Address:Arby's
                                           1310 West Michigan Avenue
                                           Marshall, Michigan  49068

Seller's Name and Address for
Purposes of Notice:                        AEI Real Estate Fund XV Limited
                                           Partnership
                                           30 East Seventh Street, Suite
                                           1300
                                           St. Paul, MN 55101

Seller's Undivided Percentage
Ownership Interest:                        100%

Buyer's Name and Address for
Purposes of Notice:                        Dick and Alice VanderMeer,
                                           Trustees of the Dick and Alice
                                           VanderMeer Family Trust dated
                                           December 17, 1987
                                           14132 Ironbark
                                           Chino, CA 91710

Buyer's Percentage Undivided Ownership     100%
Interest being Purchased:

Purchase Price:                            $652,000

Closing Date:                              August 26, 2005

Lease Agreement:                           Net Lease Agreement between AEI
                                           Real Estate Fund XV Limited
                                           Partnership (as "Lessor") and RTM
                                           Mid-America, Inc. (as "Lessee")
                                           dated August 2, 1993, that Letter
                                           dated December 1, 1993 from RTM
                                           to AEI Fund Management, Inc.
                                           enclosing the list of additions
                                           to Exhibit "A" Equipment List,
                                           that Guarantee of Lease executed
                                           by RTM, Inc. and dated August 2,
                                           1993, that Letter dated September
                                           23, 1994 from RTM to AEI Real
                                           Estate Fund XV LP clarifying the
                                           initial lease term, that Second
                                           Amendment to Net
                                           Purchase Agreement Data Sheet

                                            (Continued)

Lease Agreement:                           Lease Agreement dated May 18,
                                           1995, that Third Amendment to Net
                                           Lease Agreement dated July 1,
                                           2004, that Fourth Amendment Net
                                           Lease Agreement dated July 1,
                                           2004, and that Fifth Amendment to
                                           Net Lease Agreement dated January
                                           10, 2005.





                            EXHIBIT A

                 Legal Description for Property


The land referred to herein is located in Marshall City, Calhoun
County, State of Michigan, and is described as follows:

          Land located in the Northwest 1/4 of
          Section 26, Town 2 south, Range 6 west,
          City of Marshall, Michigan, and is more
          particularly described as follows:

          Commencing at the Northwest corner of
          Lot 9 of the "Farmers Loan and Trust
          Company subdividsion"; thence South 0
          degrees 21' east along the west line of
          said lot, 539.07 feet; thence south 89
          degrees 42'15" east, parallel to the
          north line of said lot, 20.16 feet for
          the place of beginning; thence
          continuing south 89 degrees 42'15" east,
          154.75 feet; thence south 0 degrees 21'
          east, parallel to the west line of said
          lot, 194.70 feet to the northerly right-of-way line of Michigan Avenue; thence south 75 degrees 19' west along said right of way line 141.44 feet; thence north 50 degrees 07' west, 18.33 feet to the easterly right of way line of west drive; thence 1 degree 19' west along right of way, 219.65 feet to the place of beginning.